Exhibit G

February 5, 2019

CapStar Financial Holdings, Inc.

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

Attn: Secretary

Re:	Nominations of persons for election to the Board of Directors (the “Board”) of CapStar Financial Holdings, Inc. (the “Company”)

Ladies and Gentlemen:

Pursuant to Article Two, Section 12 of the Company’s bylaws and in accordance with the February 5 deadline set forth in the Company’s proxy statement, you are hereby notified that the undersigned hereby nominates Gaylon M. Lawrence, Jr. (“Lawrence” or the “undersigned”) and Jason K. West (“West”, each of Lawrence and West a “Nominee” and, collectively, the “Nominees”) for election to the Board at the 2019 annual meeting of shareholders (the “Meeting”).

The undersigned hereby represents as follows:

•	My name is Gaylon M. Lawrence, Jr. My business address is 1201 Demonbreun St., Suite 1460, Nashville, TN 37203.

•	I am a holder of the Company’s voting stock. Specifically, I hold 1,156,675 shares of the Company’s Common Stock, par value $1.00 per share.

•	I intend to appear in person or by proxy at the Meeting to make the nomination of the Nominees.

•

I requested permission of West to nominate him for a position on the Board. There are no arrangements or understandings among the undersigned and each Nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the undersigned.

Enclosed with this notice are completed statements that provide all information regarding each Nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In the event the Company does not appoint the Nominees to the Board and a public proxy contest is necessary, the undersigned currently anticipates that the participants (as contemplated within the meaning of Item 4 of Schedule 14A) in such a solicitation would include the Nominees. The methods expected to be employed in such a solicitation may include filing a proxy statement with the U.S. Securities and Exchange Commission, mailing the proxy statement to shareholders and engaging a proxy solicitor to solicit proxies from shareholders. The undersigned estimates the total cost of a public solicitation of proxies to range from $150,000 to $200,000. The undersigned does not intend to seek to have the costs of the nominations and, if applicable, solicitation of proxies reimbursed by the Company.

Please acknowledge receipt of the nominations.

If you need additional information, please contact the undersigned.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

/s/ Gaylon M. Lawrence, Jr.

Gaylon M. Lawrence, Jr.
1201 Demonbreun St., Suite 1460
Nashville, TN 37203
(615) 257-7080

Gaylon M. Lawrence, Jr.

Information Submitted to CapStar Financial Holdings, Inc. (the “Company”)

(Capitalized terms used herein without definition have the meanings set forth in the accompanying Glossary unless the context clearly would not permit such meaning)

1.	Background Information.

(a)    Name: Gaylon M. Lawrence, Jr.

(b)    Business address and telephone number:

1201 Demonbreun St., Suite 1460

Nashville, TN 37203

(615) 257-7080

(c)    Age: 56

(d)    I am NOT related by blood, marriage or adoption to any Executive Officer, Director or any nominee to become an Executive Officer or Director of the Company.

(e)    I nominated myself to serve on the Company’s board of directors. There is no other arrangement or understanding between me and any other Person in connection with my serving as a director nominee.

(f)    My biographical information is set forth below:

Gaylon M. Lawrence, Jr., age 56, owns a diverse group of companies in the banking and agriculture sectors, among many others. Mr. Lawrence graduated from Mississippi State University in 1985. Mr. Lawrence owns eight banks with 42 offices, including Clarksville, Tennessee-based F&M Bank and Volunteer State Bank, which currently serve markets throughout central Tennessee, as well as Tennessee Bank & Trust in Nashville, a de novo bank.

Additionally, Mr. Lawrence holds a stake in one of the largest privately-owned HVAC distributorships, headquartered in California, as well as agriculture and land interests of approximately 180,000 in Illinois, Missouri, Arkansas, Mississippi and Florida, where his holdings include one of the state’s largest citrus grove management operations. More recently, Mr. Lawrence purchased Heitz Cellars in Napa Valley, California, an iconic winery established in 1961.

None of the companies referenced in my biography is a parent, subsidiary or other Affiliate of the Company.

(g)    Set forth below are the specific qualifications or skills that I possess and/or any specific experience that I have had that I believe best addresses my qualifications to serve as a Director of the Company:

Mr. Lawrence is qualified to serve as a director based on his extensive business experience, in particular his experience with community banks.

(h)     During the past ten years, none of the events described in Item 401(f) of Regulation S-K have occurred with respect to me. I have not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

2.    Stock Ownership.

(a)    I do not know of any Person(s) or group(s) that Beneficially Own(s) more than 5% of any class of the Company’s voting securities, other than myself and other Persons set forth in the Company’s proxy statement.

(b)    I “Beneficially Own” 1,156,675 shares of the Company’s Common Stock, par value $1.00 per share, as of the date I completed this certificate. I do not “Beneficially Own” or own of record any other shares of common stock, derivative securities or other equity securities of the Company as of the date I completed this certificate.

(c)    All 1,156,675 shares noted above are owned by me. There is no shared voting or investment power. 735,000 shares are pledged to FTB Advisors. I have not purchased or sold any financial instruments designed to hedge or offset any decrease in the market value of the securities owned by me.

(d)    Set for below are all securities of the Company purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date:

Date	Quantity	Weighted Average Price per Share
2/10/17	15,000	18.9885
3/21/17	23,945	19.0455
3/22/17	21,275	18.9277
3/23/17	200	19.00

3/24/17	5,493	18.9495
3/27/17	26,344	19.146
3/31/17	5,194	18.9864
4/3/17	100	19.00
4/12/17	5,461	19.0811
4/13/17	3,628	19.0816
4/17/17	5,911	18.8387
4/18/17	9,300	18.6105
4/21/17	23,505	18.1788
4/24/17	3,200	18.3075
4/25/17	6,650	18.2538
4/26/17	5,302	18.2886
4/27/17	2,683	17.9722
4/28/17	5,200	17.2808
5/2/17	644	17.0892
5/3/17	261	17.1028
5/4/17	5,290	17.2876
5/5/17	4,000	17.1459
5/8/17	1,000	17.0860
5/10/17	1,192	17.0850
5/11/17	2,208	17.0827
5/12/17	10,100	17.4198
5/23/17	9,000	17.9977
5/24/17	13,265	18.2706
5/25/17	5,602	18.0082
5/31/17	3,700	18.0711
6/5/17	7,700	18.1902
6/7/17	10,000	18.4998

Date	Quantity	Weighted Average Price per Share
6/12/2017	5,000	$18.3746
6/19/2017	6,700	$18.3679
6/20/2017	8,000	$18.4249
6/21/2017	10,000	$18.2633
6/22/2017	3,000	$18.3821
6/23/2017	6,276	$18.1292
6/28/2017	10,000	$18.5051
6/30/2017	11,000	$17.9821
7/17/2017	7,364	$17.7906
7/24/2017	6,707	$18.1147
7/25/2017	7,500	$18.4411
7/26/2017	5,000	$18.4015
7/27/2017	5,400	$18.4876
7/28/2017	48,000	$18.0710
8/1/2017	19,140	$17.1409
8/2/2017	14,999	$17.1917
8/3/2017	10,000	$17.5955
8/4/2017	17,000	$17.7217
8/7/2017	7,500	$16.9408
8/8/2017	32,700	$16.9152
8/10/2017	27,000	$16.2699
8/11/2017	60,400	$16.4995

Date	Quantity	Weighted Average Price per Share
8/15/2017	35,000	17.0282
8/16/2017	15,000	17.0493
8/17/2017	5,000	17.0229
8/18/2017	11,000	17.0513
8/21/2017	10,000	16.9726
8/22/2017	5,000	17.0124
8/23/2017	20,000	16.9249
8/24/2017	15,000	17.0334

Date	Quantity	Weighted Average Price per Share
8/28/2017	5,500	17.0147
8/29/2017	7,500	17.0558
8/30/2017	5,000	17.1975
8/31/2017	15,000	17.2582
9/1/2017	12,615	17.2469
9/5/2017	9,850	17.1534
9/6/2017	1,006	17.2470
9/8/2017	5,000	17.4920
9/11/17	40,000	17.9669
9/12/17	10,000	18.0573

Date	Quantity	Weighted Average Price per Share
9/19/2017	22,500	17.4818
9/20/2017	5,000	17.6990
9/21/2017	5,912	17.9827
9/22/2017	819	18.0000
9/25/2017	2	17.8550
9/27/2017	20,000	18.4893
9/28/2017	1,757	18.7537
9/29/2017	13,388	19.4107
10/2/2017	22,704	19.8370
10/3/2017	18,000	20.4895

Date	Quantity	Weighted Average Price per Share
10/6/2017	1,000	20.0825
10/9/2017	11,400	20.2533
10/10/2017	25,000	20.7125
10/11/2017	37,500	19.7994
10/12/2017	5,702	19.0799
10/13/2017	25,000	19.4653
10/16/2017	16,500	20.6091

(e)    No part of the purchase price or market value of any of the shares specified in paragraph (d) above is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

(f)    I am NOT, nor was I within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, other than (i) powers of attorney, dated October 13, 2017, appointing Jason K. West and Patrick Scruggs as attorneys-in-fact with respect to my filings under Section 13(d) and Section 16 of the Securities Exchange Act of 1934, as amended.

(g)    None of my Associates Beneficially Own, directly or indirectly, any securities of the Company.

(h)    I do not Beneficially Own, directly or indirectly, any class of securities of any parent or subsidiary of the Company.

(i)    I do NOT, nor do any of my Associates, have any arrangement or understanding with any person with respect to any future employment by the Company or its Affiliates or with respect to any future transactions to which the Company or any of its Affiliates will or may be a party.

(j)    I am NOT subject to, and during the last six (6) months I have NOT engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect of which is to (i) manage risk or benefit of changes in the price of Company securities, or (ii) increase or decrease my voting power in the Company or any of its Affiliates disproportionately to my economic interest in the Company’s securities.

(k)    To my knowledge as of the date hereof, I do NOT have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Company’s 2019 annual meeting of shareholders, other than the election of directors.

(l)    I filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to the Company’s securities during the most recent fiscal year and prior fiscal years.

3.    Transactions with Related Persons. Since the beginning of the Company’s last fiscal year, neither I nor any of my Immediate Family Members had a direct or indirect Material interest in a Transaction in which the Company or any of its subsidiaries was or is to be a participant. Additionally, there is no Transaction proposed or contemplated in which I or any of my Immediate Family Members will have a direct or indirect Material interest and the Company or any of its subsidiaries is to be a participant.

4.    Change in Control. I do NOT know of any arrangement, including any pledge of securities of the Company, which resulted in a change in control of the Company in the last fiscal year, or may result in the future in a change in control of the Company.

5.    Adverse Interest in Legal Proceedings. I do NOT know of any pending legal proceedings in which either I or any Director, Officer or Affiliate of the Company or any owner of more than 5% of any class of voting securities of the Company, or any Associate of any such

Director, Officer, Affiliate or security holder, is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries, other than CapStar Financial Holdings, Inc. v. Gaylon M. Lawrence & The Lawrence Group, Case No. 3:17-cv-01421 (M.D. Tenn.).

6.    Independence.

(a)    I am NOT now, or have not been within the 3 years prior to the date hereof, employed (including as a non-employee Executive Officer or consultant) by the Company or a parent or subsidiary of the Company.

(b)    I have NOT, nor has an Immediate Family Member of mine, accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within any of the preceding three years.

(c)    I am NOT an Immediate Family Member of an individual who is now, or has been at any time during the 3 years prior to the date hereof, an Executive Officer of the Company or a parent or subsidiary of the Company.

(d)    I am NOT, nor is an Immediate Family Member, a partner in, or a controlling shareholder or owner of, or an Executive Officer of any entity or organization (including law firms and charitable entities) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

(e)    I am NOT, nor at any time during the fiscal year ended December 31, 2018, was I an Executive Officer of another public company.

(f)    I am NOT nor is any Immediate Family Member currently, and within the last 3 fiscal years I have NOT nor has any Immediate Family Member been, an Executive Officer of another entity where any of the present Executive Officers of the Company or the Company’s subsidiaries at the same time serve or served on the other entity’s compensation committee (or board of directors or other committee performing similar functions).

(g)    I am NOT nor is any Immediate Family Member a current partner of the outside auditor of the Company or any parent or subsidiary of the Company, and I have NOT nor has any Immediate Family Member been a partner or employee of the outside auditor in the past 3 years and worked on the audit of the Company or any parent or subsidiary of the Company during that time.

(h)    I have NOT participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past 3 years.

(i)    I am NOT aware of any other relationship that me or an Immediate Family Member has (directly as a partner, shareholder, director or officer of any entity or organization) about which I believe the board of directors should be informed in making its determination whether I have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company.

(j)    There are no agreements, arrangements or understandings between me and any person, including any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or a government or political subdivision thereof (other than the Company), relating to compensation or other payment (including non-cash payment) in connection with my service or candidacy as a director.

7.    Audit Committee Independence. To the extent I may be considered for appointment to the Company’s Audit Committee, the following includes my relevant experience and information with respect to my independence for Audit Committee purposes:

(a)    I have NOT, in the fiscal year ended December 31, 2018, accepted, and I do NOT plan to, in the current fiscal year, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than in my capacity (as applicable) as a member of the audit committee, the board of directors or any other board committee or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or its subsidiaries, provided that such compensation is not contingent in any way on continued service.

(b)    I am NOT an “affiliated person” of the Company or any of the Company’s subsidiaries. I understand an affiliated person of the Company is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or a subsidiary of the Company. I understand a person is an affiliated person of the Company if the person is, among other things, an executive officer, general partner or managing member of an affiliate of the Company, or a director who is also an employee of an affiliate.

(c)    I do NOT qualify as an “audit committee financial expert.”

(d)    I have NOT participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

(e)    I am able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement

(f)    I have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in my financial sophistication based on my service on the boards of several banks and bank holding companies.

(g)    I am NOT nor have I been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

8.    Compensation Committee Independence. To the extent I may be considered for appointment to the Company’s Compensation Committee, the following includes information with respect to my independence for Compensation Committee purposes.

(a)    Since January 1, 2018, I have NOT received any compensation from the Company for prior services as an employee (including compensation resulting from stock options granted to you as an employee, such as upon the exercise of a non-statutory stock option or a disqualifying disposition of an incentive stock option), other than benefits under a tax-qualified retirement plan, or do you expect to receive such compensation in the future.

(b)    I have NOT served as an officer of the Company.

(c)    I have NOT received since January 1, 2018, and I do NOT expect to receive, payment (other than fees or expenses relating to my service as director) from the Company, directly or indirectly, including money paid or to be paid to (A) any entity in which you held a 5% or greater beneficial interest, or (B) any entity by which I was employed or self-employed, or has the Company become contractually obligated to make such payment.

(d)    I have NOT, in the fiscal year ended December 31, 2018, accepted, and I do NOT plan to, in the current fiscal year, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than in my capacity (as applicable) as a member of the compensation committee, the board of directors or any other board committee or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or its subsidiaries, provided that such compensation is not contingent in any way on continued service.

(e)    I am NOT “affiliated” with the Company or any of the Company subsidiaries or any affiliate of any of the Company’s subsidiaries. I understand a Person is affiliated with another Person if the Person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. I understand a Person is also considered to be affiliated with a Person if the Person is, among other things, an executive officer, general partner or managing member of an affiliate of the Person, or a director who is also an employee of an affiliate of the Person.

(f)    During the last 3 fiscal years, I have NOT (i) served as a member of the compensation committee (or other board committee performing equivalent functions or in the absence of any such committee, the entire board of directors) of another entity, which had an executive officer who served as a director or member of the compensation committee (or other board committee performing equivalent functions or in the absence of any such committee, the entire board of directors) of the Company or (ii) served as a director of another entity which had an executive officer who served as a member of the compensation committee (or other board committee performing equivalent functions or in the absence of such committee, the entire board of directors) of the Company.

9.    Certification and Undertakings.

The undersigned hereby certifies that the foregoing information is correct and complete to the best of my knowledge.

The undersigned hereby consents to being named as a Director nominee of the Company in the Company’s proxy statement and to serving as a Director if elected.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Date: February 5, 2019	/s/ Gaylon M. Lawrence, Jr.
Signature
Gaylon M. Lawrence, Jr.

GLOSSARY

DEFINITION OF CERTAIN TERMS

The terms below that are used in this certificate have the following meanings:

Affiliate: An “Affiliate” of an entity or a Person “affiliated” with an entity refers to any Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the entity, and includes any of the following Persons:

•	Any Director or Executive Officer of the entity.

•	Any Person performing general management or advisory services for the entity.

•	Any Beneficial Owner, directly or indirectly, of 10% or more of any class of voting equity securities of the entity.

•	Any “Associate” of the foregoing Persons.

Associate: An “Associate” of, or a Person “associated” with, a Person means: (i) any relative or spouse of such Person or any relative of such spouse, (ii) any corporation or organization (other than the Company or its subsidiaries) of which such Person is an Officer or partner or directly or indirectly the beneficial owner of 10% or more of any class of equity securities and (iii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee, executor or in a similar fiduciary capacity.

Beneficially Owned: A “Beneficial Owner” of a security includes any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to vote or to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a Person is deemed to have “Beneficial Ownership” of a security if such Person has the right to acquire beneficial ownership of that security at any time within 60 days, including, but not limited to: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “Beneficial Owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “Beneficial Owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of beneficial ownership depends upon the facts of each case. You may, if you believe it is appropriate, disclaim beneficial ownership of securities that might otherwise be considered “Beneficially Owned” by you.

Control: “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Director: A “Director” means any Director of a corporation, trustee of a trust, general partner of a partnership, or any Person who performs for an organization functions similar to those performed by the foregoing Persons.

Executive Officer: An “Executive Officer” means a president, a principal financial officer, a principal accounting officer (or, if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function and any other Person performing similar policy making functions. Executive officers of the Company’s subsidiaries may be deemed executive officers of the Company if they perform such policy making functions for the Company.

Immediate Family Member: An “Immediate Family Member” of a person means the person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

Material: “Material”, when used to qualify a requirement for providing information on any subject, unless otherwise indicated, limits the information required to those matters as to which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to purchase the Company’s securities.

Officer: An “Officer” refers to a president, vice president, secretary, treasurer or principal financial officer, controller or principal accounting officer, and any person that performs similar functions for any organization whether incorporated or unincorporated.

Person: A “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or a government or political subdivision thereof.

“Qualifying Experience,” for purposes of Item 7, is experience obtained through:

•

education or experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience in other positions that involve performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	other relevant experience.

A “Transaction,” for the purposes of Item 3, includes, but is not limited to, any financial transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, or any series of similar transactions, arrangements or relationships.

Jason K. West

Information Submitted to CapStar Financial Holdings, Inc. (the “Company”)

(Capitalized terms used herein without definition have the meanings set forth in the accompanying Glossary unless the context clearly would not permit such meaning)

1.	Background Information.

(a)    Name: Jason K. West

(b)    Business address and telephone number:

1201 Demonbreun St., Suite 1460

Nashville, TN 37203

(615) 257-7080

(c)    Age: 52

(d)    I am NOT related by blood, marriage or adoption to any Executive Officer, Director or any nominee to become an Executive Officer or Director of the Company.

(e)    Gaylon M. Lawrence, Jr. requested permission to nominate me for a position of the Company’s board of directors. There is no other arrangement or understanding between me and any other Person in connection with my serving as a director nominee.

(f)    My biographical information is set forth below:

Jason K. West, age 52, oversees all of the non-agriculture related assets and investments of Gaylon M. Lawrence Jr. The principal address of my employment is 1201 Demonbreun St., Suite 1460, Nashville, TN 37203.

Prior to joining Gaylon M. Lawrence Jr. in 2014, he was Executive Vice President for Pinnacle Financial Partners, a $6 billion bank headquartered in Nashville, Tennessee where he was part of the Senior Management Group. Mr. West led the bank’s Special Assets Group and served on the Bank’s Credit Policy Committee and the Asset Liability Committee. Additionally, his responsibilities included the management of the bank’s derivative portfolio and the bank’s municipal lending unit. Before assuming responsibility of the formation of the Special Assets Group in 2009, he served as an Area Executive and was responsible for a commercial lending division.

Prior to joining Pinnacle Financial Partners, Mr. West was the Executive Vice-President and Chief Financial Officer of Mid-America Bancshares. Mid-America was a $1.1 billion multi-bank holding company, headquartered in Nashville, which merged with Pinnacle Financial Partners in 2007. In his role as CFO, he was responsible for all executive, strategic and financial decisions for two subsidiary banks and their operations in Davidson, Cheatham, Dickson, Rutherford, and Wilson & Williamson Counties.

Mr. West began his banking/business career in 1987 as a summer intern at Cheatham State Bank in Kingston Springs, Tennessee. Upon graduation from college at the University of Tennessee at Martin, he started as a management trainee, and proceeded to become Executive Vice President in 1996 and was directly involved in growing the financial institution from $35 million to $150 million in asset size. He held this position with responsibilities over the bank’s loan portfolio until the eventual sale of Cheatham State Bank to First American National Bank in 1998 and the subsequent sale to AmSouth Bank in 1999.

Mr. West was responsible for the successful transition of systems and client base throughout these two mergers. From 2000 through March of 2001 he served as City President for AmSouth Bank in Cheatham and Stewart Counties in Tennessee with responsibilities for all banking operations in both counties.

He left AmSouth in March of 2001 to start PrimeTrust Bank, an independent community bank that opened for business in December of 2001. He served as President, Co-Founder, and organizer and was a member of the Board of Directors until the bank’s merger with Bank of the South to form Mid-America Bancshares in 2006. He was directly responsible for raising a total of $36 million in privately placed capital.

Under his leadership, PrimeTrust Bank grew total assets to over $500 million in under six years. PrimeTrust had 7 offices in 4 counties (Davidson, Cheatham, and Dickson & Williamson). In 2006, as a result of a merger of equals between PrimeTrust Bank and Bank of the South, he assumed duties as the Chief Financial Officer, Executive Vice-President and member of the Board of Directors of Mid-America Bancshares, a $1.1 B multi-bank holding company.

Mr. West has attended numerous professional studies and programs, including the Graduate School of Banking of the South in Baton Rouge, Louisiana and the National Commercial Lending School. He has served two terms as director and is a past president for the Young Bankers Division of the Tennessee Banker’s Association. He is a past treasurer of the Tennessee Banker’s Association political action committee and a member of the government relations committee. Mr. West presently serves as chairman of the board of the Second South Cheatham Utility District. He is a past member of the Young Entrepreneur’s Organization and is active in numerous local community activities including past president of the Cheatham County Chamber of Commerce and a past board member of the PENCIL Educational Foundation.

Mr. West is a graduate of the University of Tennessee at Martin (B.S., Business Administration, and Economics/Finance) and obtained his M.B.A from the Massey Graduate School of Business at Belmont University in 1992.

He resides in Franklin, Tennessee with his wife Kim and their 3 children, Anne Marie (18), Sam (15) and Jack (13).

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None of the companies referenced in my biography is a parent, subsidiary or other Affiliate of the Company.

(g)    Set forth below are the specific qualifications or skills that I possess and/or any specific experience that I have had that I believe best addresses my qualifications to serve as a Director of the Company:

Mr. West is qualified to serve as a director based on his extensive banking experience. He has served as President and COO of PrimeTrust Bank from 2001 to 2007 and CFO of Mid-America Bancshares Inc. from 2006 to 2007.

(h)     During the past ten years, none of the events described in Item 401(f) of Regulation S-K have occurred with respect to me. I have not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

2.    Stock Ownership.

(a)    I do not know of any Person(s) or group(s) that Beneficially Own(s) more than 5% of any class of the Company’s voting securities, other than Gaylon M. Lawrence, Jr. and other Persons set forth in the Company’s proxy statement.

(b)    I “Beneficially Own” 200 shares of the Company’s Common Stock, par value $1.00 per share, as of the date I completed this certificate. I do not “Beneficially Own” or own of record any other shares of common stock, derivative securities or other equity securities of the Company as of the date I completed this certificate.

(c)    All 200 shares noted above are owned by me. There is no shared voting or investment power. 200 shares are pledged to ServisFirst Bank. I have not purchased or sold any financial instruments designed to hedge or offset any decrease in the market value of the securities owned by me.

(d)    I purchased the 200 shares on April 26, 2018, with the transaction settling on April 30, 2018.

(e)    No part of the purchase price or market value of any of the shares specified in paragraph (d) above is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

(f)    I am NOT, nor was I within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, other than powers of attorney, dated October 13, 2017, executed by Gaylon M. Lawrence, Jr. appointing myself and Patrick Scruggs as attorneys-in-fact with respect to Gaylon M. Lawrence, Jr.’s filings under Section 13(d) and Section 16 of the Securities Exchange Act of 1934, as amended.

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(g)    None of my Associates Beneficially Own, directly or indirectly, any securities of the Company.

(h)    I do not Beneficially Own, directly or indirectly, any class of securities of any parent or subsidiary of the Company.

(i)    I do NOT, nor do any of my Associates, have any arrangement or understanding with any person with respect to any future employment by the Company or its Affiliates or with respect to any future transactions to which the Company or any of its Affiliates will or may be a party.

(j)    I am NOT subject to, and during the last six (6) months I have NOT engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect of which is to (i) manage risk or benefit of changes in the price of Company securities, or (ii) increase or decrease my voting power in the Company or any of its Affiliates disproportionately to my economic interest in the Company’s securities.

(k)    To my knowledge as of the date hereof, I do NOT have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Company’s 2019 annual meeting of shareholders, other than the election of directors.

(l)    I filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to the Company’s securities during the most recent fiscal year and prior fiscal years.

3.    Transactions with Related Persons. Since the beginning of the Company’s last fiscal year, neither I nor any of my Immediate Family Members had a direct or indirect Material interest in a Transaction in which the Company or any of its subsidiaries was or is to be a participant. Additionally, there is no Transaction proposed or contemplated in which I or any of my Immediate Family Members will have a direct or indirect Material interest and the Company or any of its subsidiaries is to be a participant.

4.    Change in Control. I do NOT know of any arrangement, including any pledge of securities of the Company, which resulted in a change in control of the Company in the last fiscal year, or may result in the future in a change in control of the Company.

5.    Adverse Interest in Legal Proceedings. I do NOT know of any pending legal proceedings in which either I or any Director, Officer or Affiliate of the Company or any owner of more than 5% of any class of voting securities of the Company, or any Associate of any such Director, Officer, Affiliate or security holder, is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries, other than CapStar Financial Holdings, Inc. v. Gaylon M. Lawrence & The Lawrence Group, Case No. 3:17-cv-01421 (M.D. Tenn.).

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6.    Independence.

(a)    I am NOT now, or have not been within the 3 years prior to the date hereof, employed (including as a non-employee Executive Officer or consultant) by the Company or a parent or subsidiary of the Company.

(b)    I have NOT, nor has an Immediate Family Member of mine, accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within any of the preceding three years.

(c)    I am NOT an Immediate Family Member of an individual who is now, or has been at any time during the 3 years prior to the date hereof, an Executive Officer of the Company or a parent or subsidiary of the Company.

(d)    I am NOT, nor is an Immediate Family Member, a partner in, or a controlling shareholder or owner of, or an Executive Officer of any entity or organization (including law firms and charitable entities) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

(e)    I am NOT, nor at any time during the fiscal year ended December 31, 2018, was I an Executive Officer of another public company.

(f)    I am NOT nor is any Immediate Family Member currently, and within the last 3 fiscal years I have NOT nor has any Immediate Family Member been, an Executive Officer of another entity where any of the present Executive Officers of the Company or the Company’s subsidiaries at the same time serve or served on the other entity’s compensation committee (or board of directors or other committee performing similar functions).

(g)    I am NOT nor is any Immediate Family Member a current partner of the outside auditor of the Company or any parent or subsidiary of the Company, and I have NOT nor has any Immediate Family Member been a partner or employee of the outside auditor in the past 3 years and worked on the audit of the Company or any parent or subsidiary of the Company during that time.

(h)    I have NOT participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past 3 years.

(i)    I am NOT aware of any other relationship that me or an Immediate Family Member has (directly as a partner, shareholder, director or officer of any entity or organization) about which I believe the board of directors should be informed in making its determination whether I have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company.

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(j)    There are no agreements, arrangements or understandings between me and any person, including any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or a government or political subdivision thereof (other than the Company), relating to compensation or other payment (including non-cash payment) in connection with my service or candidacy as a director.

7.    Audit Committee Independence. To the extent I may be considered for appointment to the Company’s Audit Committee, the following includes my relevant experience and information with respect to my independence for Audit Committee purposes:

(a)    I have NOT, in the fiscal year ended December 31, 2018, accepted, and I do NOT plan to, in the current fiscal year, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than in my capacity (as applicable) as a member of the audit committee, the board of directors or any other board committee or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or its subsidiaries, provided that such compensation is not contingent in any way on continued service.

(b)    I am NOT an “affiliated person” of the Company or any of the Company’s subsidiaries. I understand an affiliated person of the Company is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or a subsidiary of the Company. I understand a person is an affiliated person of the Company if the person is, among other things, an executive officer, general partner or managing member of an affiliate of the Company, or a director who is also an employee of an affiliate.

(c)    I qualify as an “audit committee financial expert” based on my experience as President and COO of PrimeTrust Bank from 2001-2007 and CFO of Mid-America Banchsares Inc. from 2006-2007. I have Qualifying Experience through which I developed an understanding of generally accepted accounting principles and financial statements. I have Qualifying Experience in assessing the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves. I have Qualifying Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities. I have Qualifying Experience in which I developed an understanding of internal controls and procedures for financial reporting. I have qualifying experience in which I developed an understanding of audit committee functions.

(d)    I have NOT participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

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(e)    I am able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement

(f)    I have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in my financial sophistication.

(g)    I have been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, based on my experience as President and COO of PrimeTrust Bank from 2001-2007 and CFO of Mid-America Banchsares Inc. from 2006-2007.

8.    Compensation Committee Independence. To the extent I may be considered for appointment to the Company’s Compensation Committee, the following includes information with respect to my independence for Compensation Committee purposes.

(a)    Since January 1, 2018, I have NOT received any compensation from the Company for prior services as an employee (including compensation resulting from stock options granted to you as an employee, such as upon the exercise of a non-statutory stock option or a disqualifying disposition of an incentive stock option), other than benefits under a tax-qualified retirement plan, or do you expect to receive such compensation in the future.

(b)    I have NOT served as an officer of the Company.

(c)    I have NOT received since January 1, 2018, and I do NOT expect to receive, payment (other than fees or expenses relating to my service as director) from the Company, directly or indirectly, including money paid or to be paid to (A) any entity in which you held a 5% or greater beneficial interest, or (B) any entity by which I was employed or self-employed, or has the Company become contractually obligated to make such payment.

(d)    I have NOT, in the fiscal year ended December 31, 2018, accepted, and I do NOT plan to, in the current fiscal year, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than in my capacity (as applicable) as a member of the compensation committee, the board of directors or any other board committee or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or its subsidiaries, provided that such compensation is not contingent in any way on continued service.

(e)    I am NOT “affiliated” with the Company or any of the Company subsidiaries or any affiliate of any of the Company’s subsidiaries. I understand a Person is affiliated with another Person if the Person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. I understand a Person is also considered to be affiliated with a Person if the Person is, among other things, an executive officer, general partner or managing member of an affiliate of the Person, or a director who is also an employee of an affiliate of the Person.

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(f)    During the last 3 fiscal years, I have NOT (i) served as a member of the compensation committee (or other board committee performing equivalent functions or in the absence of any such committee, the entire board of directors) of another entity, which had an executive officer who served as a director or member of the compensation committee (or other board committee performing equivalent functions or in the absence of any such committee, the entire board of directors) of the Company or (ii) served as a director of another entity which had an executive officer who served as a member of the compensation committee (or other board committee performing equivalent functions or in the absence of such committee, the entire board of directors) of the Company.

9.    Certification and Undertakings.

The undersigned hereby certifies that the foregoing information is correct and complete to the best of my knowledge.

The undersigned hereby consents to being named as a Director nominee of the Company in the Company’s proxy statement and to serving as a Director if elected.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE

Date: February 5, 2019	/s/ Jason K. West

Signature

Jason K. West

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GLOSSARY

DEFINITION OF CERTAIN TERMS

The terms below that are used in this certificate have the following meanings:

Affiliate: An “Affiliate” of an entity or a Person “affiliated” with an entity refers to any Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the entity, and includes any of the following Persons:

•	Any Director or Executive Officer of the entity.

•	Any Person performing general management or advisory services for the entity.

•	Any Beneficial Owner, directly or indirectly, of 10% or more of any class of voting equity securities of the entity.

•	Any “Associate” of the foregoing Persons.

Associate: An “Associate” of, or a Person “associated” with, a Person means: (i) any relative or spouse of such Person or any relative of such spouse, (ii) any corporation or organization (other than the Company or its subsidiaries) of which such Person is an Officer or partner or directly or indirectly the beneficial owner of 10% or more of any class of equity securities and (iii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee, executor or in a similar fiduciary capacity.

Beneficially Owned: A “Beneficial Owner” of a security includes any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to vote or to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a Person is deemed to have “Beneficial Ownership” of a security if such Person has the right to acquire beneficial ownership of that security at any time within 60 days, including, but not limited to: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “Beneficial Owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “Beneficial Owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of beneficial ownership depends upon the facts of each case. You may, if you believe it is appropriate, disclaim beneficial ownership of securities that might otherwise be considered “Beneficially Owned” by you.

Control: “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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Director: A “Director” means any Director of a corporation, trustee of a trust, general partner of a partnership, or any Person who performs for an organization functions similar to those performed by the foregoing Persons.

Executive Officer: An “Executive Officer” means a president, a principal financial officer, a principal accounting officer (or, if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function and any other Person performing similar policy making functions. Executive officers of the Company’s subsidiaries may be deemed executive officers of the Company if they perform such policy making functions for the Company.

Immediate Family Member: An “Immediate Family Member” of a person means the person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

Material: “Material”, when used to qualify a requirement for providing information on any subject, unless otherwise indicated, limits the information required to those matters as to which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to purchase the Company’s securities.

Officer: An “Officer” refers to a president, vice president, secretary, treasurer or principal financial officer, controller or principal accounting officer, and any person that performs similar functions for any organization whether incorporated or unincorporated.

Person: A “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or a government or political subdivision thereof.

“Qualifying Experience,” for purposes of Item 7, is experience obtained through:

•

education or experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience in other positions that involve performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	other relevant experience.

A “Transaction,” for the purposes of Item 3, includes, but is not limited to, any financial transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, or any series of similar transactions, arrangements or relationships.

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